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                                                                                                                        Page 1 of 2
                                                                                                                       Exhibit (11)



                                                        THE LTV CORPORATION
                                          Calculation of Primary Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)
                                              Three Months Ended September 30,             Nine Months Ended September 30,
                                       ---------------------------------------------- ---------------------------------------------
                                                  1995                  1994                   1995                  1994
                                       ----------------------  ---------------------- --------------------  -----------------------
                                        Shares  Amount  EPS    Shares  Amount  EPS    Shares  Amount  EPS   Shares  Amount   EPS
                                       -------  ------  -----  ------  ------ ------  ------- ------ -----  ------  ------   ------
Income from continuing operations               $ 43.2                 $ 34.1                 $158.7                $ 88.9
Preferred stock dividend requirements             (0.6)                  (0.6)                  (1.7)                 (1.7)
                                                ------                 ------                 ------                ------
                                                  42.6                   33.5                  157.0                  87.2
Share base:

Average Common Stock outstanding       105,359                 92,575                105,359                91,932

Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants,
    Stock Options, Restricted
    Stock and other                         19                    721                     11                   290

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                      2,926     0.6          2,926     0.6          2,926     1.7         2,926     1.7
                                       -------  ------         ------  ------        -------  ------        ------  ------
                                       108,304  $ 43.2         96,222  $ 34.1        108,296  $158.7        95,148  $ 88.9
                                       =======  ======         ======  ======        =======  ======        ======  ======
PRIMARY EARNINGS (LOSS) PER SHARE:
    Continuing operations                               $ 0.40                $ 0.35                 $ 1.46                  $ 0.93
    Discontinued operations                                -                     -                    (0.08)                  (0.02)
                                                        ------                ------                 ------                  ------
    Net income                                          $ 0.40                $ 0.35                 $ 1.38                  $ 0.91
                                                        ======                ======                 ======                  ======


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
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                                                                                                                        Page 2 of 2
                                                                                                                        Exhibit (11)

                                                        THE LTV CORPORATION
                                       Calculation of Fully Diluted Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)

                                                 Three Months Ended September 30,              Nine Months Ended September 30,
                                        ----------------------------------------------    -----------------------------------------
                                                   1995                    1994                   1995                  1994
                                        ----------------------    --------------------    -----------------------------------------
                                         Shares   Amount   EPS    Shares  Amount   EPS    Shares  Amount  EPS   Shares Amount   EPS
                                        -------  -------  ----   -------  ------ -----    ------  ------ ----   ------ ------ -----
Income from continuing operations                 $43.2                    $34.1                  $158.7                $88.9
Preferred stock dividend requirements              (0.6)                    (0.6)                   (1.7)                (1.7)
                                                 ------                   ------                  ------               ------
                                                   42.6                     33.5                   157.0                 87.2
Share base:

Average Common Stock outstanding        105,359                   92,575                  105,359                91,932

Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants,
    Stock Options, Restricted
    Stock and other                           19                   1,165                       14                 1,099

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                        2,926    0.6            2,926     0.6            2,926    1.7          2,926   1.7

Common Stock issuable upon
    conversion of Senior Secured
    Convertible                            5,128    1.3            5,128     1.3            5,128    3.8          5,128   3.9
                                         ------- ------          -------  ------          ------- ------        ------- -----
                                         113,432  $44.5          101,794   $35.4          113,427 $162.5        101,085 $92.8
                                         ======= ======          =======  ======          ======= ======        ======= =====
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Continuing operations                                 $0.39                  $0.35                   $1.44                $0.92
    Discontinued operations                                  -                      -                    (0.08)               (0.02)
                                                          -----                  -----                   -----                -----
    Net income                                            $0.39                  $0.35                   $1.36                $0.90
                                                          =====                  =====                   =====                =====

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